                                                                     EXHIBIT 1.2


                             UNDERWRITING AGREEMENT
                                     (TERMS)
                             ----------------------

                                  $500,000,000

                              6.30% Notes due 2012
                             ----------------------


                               September 18, 2002



HCA Inc.
One Park Plaza
Nashville, Tennessee 37203


Dear Sirs/Madams:

         The underwriters set forth below (the "Underwriters"), for which Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC are acting as Managers (the "Managers"), understand that HCA Inc. (f/k/a HCA - The Healthcare Company, and previously Columbia/HCA Healthcare Corporation), a Delaware corporation (the "Company"), proposes to issue and sell $500,000,000 aggregate principal amount of its 6.30% Notes due 2012 (the "Offered Securities"). The Offered Securities will be issued pursuant to the provisions of an Indenture dated as of December 16, 1993, as supplemented (the "Indenture"), between the Company and The Bank of New York, as successor trustee (the "Trustee").

         Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of the Offered Securities set forth below opposite their names.

                                                                              Principal Amount
                                                                                    of
                                                                             Offered Securities
                                                                             ------------------
         Merrill Lynch, Pierce, Fenner & Smith Incorporated ...............  $      175,000,000
         Banc of America Securities LLC ...................................         175,000,000
         Goldman, Sachs & Co. .............................................          25,000,000
         Mizuho International plc .........................................          25,000,000
         Salomon Smith Barney Inc. ........................................          25,000,000
         SunTrust Capital Markets, Inc. ...................................          25,000,000
         BNY Capital Markets, Inc. ........................................          12,500,000
         Fleet Securities, Inc. ...........................................          12,500,000
         Scotia Capital (USA), Inc. .......................................          12,500,000
         Wachovia Securities, Inc. ........................................          12,500,000
                                                                             ------------------
                  Total....................................................  $      500,000,000
                                                                             ==================

         The Underwriters will pay for the Offered Securities upon delivery thereof at the offices of Merrill Lynch, Pierce, Fenner & Smith Incorporated or through the facilities of The Depository Trust Company at 10:00 a.m. (New York time) on September 23, 2002 (the "Closing Date").

         The Offered Securities shall have the terms set forth in the Prospectus dated May 16, 2002, and the Prospectus Supplement dated September 18, 2002, including the following:

         Public Offering Price:     99.281% of principal amount

         Purchase Price:            98.631% of principal amount

         Underwriters' Discount:    0.650%

         Maturity Date:             October 1, 2012

         Interest Rate:             6.30%

         Interest Payment Dates:    October 1 and April 1 of each year,
                                    commencing April 1, 2003. Interest accrues from September 23, 2002.

         Redemption Provisions:     The Company may, at its option, redeem the
                                    Offered Securities at any time and from time to time at the price described in the Prospectus Supplement.

         Current Ratings:           Standard & Poor's Ratings Service--BBB-
                                    Moody's Investors Service, Inc.-- Ba1

         All provisions contained in the document entitled Underwriting Agreement Standard Provisions (Debt Securities), dated as of September 18, 2002, a copy of which is attached hereto, are incorporated by reference in their entirety herein and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement, and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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


         Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below.

                             Very truly yours,

                             Acting on behalf of themselves and the
                             several Underwriters named herein:

                             By:   Merrill Lynch, Pierce, Fenner & Smith
                                   Incorporated


                                   By:      /s/ James D. Fortes
                                            ----------------------------------
                                   Name:    James D. Fortes
                                            ----------------------------------
                                   Title:   Managing Director
                                            ----------------------------------


                             By:   Banc of America Securities LLC


                                   By:      /s/ Lily Chang
                                            ----------------------------------
                                   Name:    Lily Chang
                                            ----------------------------------
                                   Title:   Principal
                                            ----------------------------------

Accepted:

HCA Inc.


By:       /s/ Keith M. Giger
         -----------------------------------
Name:    Keith M. Giger
         -----------------------------------
Title:   Vice President - Finance
         -----------------------------------



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